                            OFFICE LEASE AGREEMENT
                            ----------------------


     THIS OFFICE LEASE AGREEMENT (the "Lease") made this 7th day of
January, 2000, between Sundance Investments Limited Partnership ("Owner") and Micron Electronics, Inc. ("Tenant").

                                 LEASE OF PREMISES

     Owner hereby leases to Tenant and Tenant hereby rents from Owner those certain premises (the "Premises") shown on Exhibit A, subject to the terms and provisions of this Lease, including the General Provisions hereafter set forth and all of the exhibits and appendices identified and attached to this Lease. The Premises are located in the building described in Section 1 of the "Basic Lease Provisions" below. As used in this Lease, reference to the "Building" shall mean the whole of the building structure, parking areas, landscaping and other improvements, together with the underlying land. The numbered sections of the Basic Lease Provisions below are referred to in the General Provisions by capitalizing such terms where they appear in the General Provisions.

                                 BASIC LEASE PROVISIONS

1.   Building Name:                     Quail Court Building
     Address:                           1450 Eagle Flight Way
                                        Boise, Idaho

2.   Building Rentable Area:            46,174 sq. ft.

3.   Net Rentable Area of Premises:     25,628 sq. ft.

4.   Useable Area of Premises:          22,452 sq. ft.
                                        (Net Rentable Area adjusted by BOMA
                                         standards)

5.   Premises Percentage :              55.5% (actual)
                                        58.4% (adjusted, based on 95% occupancy)

6.   Annual Base Rent:

     YEAR   ANNUAL BASE RENT
     1-3    $392,108.40, calculated at $15.30 per rentable square foot.
     4-5    $399,796.80, calculated at $15.60 per rentable square foot.

7.   Initial Term:                      Five (5) Years

8. Rent Commencement Date: Upon earlier of Tenant's occupancy of the Premises for the conduct of business or April 15, 2000.

9.   Security Deposit:                  N/A

OFFICE LEASE AGREEMENT

10. Allowed Use: Tenant may use the Premises for sales of desktop computers, laptop computers, computer notebooks and servers, providing Internet access, hosting Internet web sites ("Tenant's Primary Uses"), as well as providing an infrastructure or mechanism that allows individuals or businesses to offer their goods and/or services and to transact business over the Internet and the technological and business evolutions which derive therefrom and related office uses and for such other purposes as approved by Owner.

11.  Tenant's Address for Delivery of Notices:

          900 East Karcher Road
          Nampa, Idaho 83687
          Attn: Jeff Black

12.  Owner's Address for Payment of Rent and Delivery of Notices:

          9100 West Blackeagle Drive
          Boise, Idaho 83709



          IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and the General Provisions attached, as of the date first above written.

OWNER:                              TENANT:

SUNDANCE INVESTMENTS                MICRON ELECTRONICS, INC.,
LIMITED PARTNERSHIP                 a Minnesota corporation

By: /s/ Roger L. Anderson           By: /s/ Sid Ferrales
   ---------------------------         ------------------------------
    Roger L. Anderson

Title: General Partner              Title: SVP-Human Resources
                                       ------------------------------

Date:     1-10-2000                 Date:    1-7-00
      ------------------------            ---------------------------

OFFICE LEASE AGREEMENT

                               GENERAL PROVISIONS

                               TABLE OF CONTENTS


                                       Page
                                       ----

1.  TERM/POSSESSION                    1

2.  RENT                               1

3.  TENANT'S OPTION TO RENEW           5

4.  PREMISES AND COMMON AREAS          6

5.  TENANT IMPROVEMENT ALLOWANCE       8

6.  USE AND SIGNAGE                    8

7.  UTILITIES AND SERVICES             9

8.  MAINTENANCE AND REPAIR            10

9.  TAXES                             10

10. INSURANCE                         11

11. INDEMNITY                         12

12. ALTERATIONS                       12

13. REPRESENTATIONS AND WARRANTIES    13

14. DAMAGE/EMINENT DOMAIN             14

15. ASSIGNMENT AND SUBLETTING         14

16. SUBORDINATION AND FINANCING       14

17. DEFAULT; REMEDIES                 15

18. SURRENDER OF PREMISES             17

19. ESTOPPELL CERTIFICATE             17

20. MISCELLANEOUS                     18

TABLE OF CONTENTS

                               GENERAL PROVISIONS

1.   TERM/POSSESSION
     ---------------

     1.1  Commencement of Term.  This Lease shall be binding on Tenant and Owner
          --------------------
when executed by Tenant and Owner (the "Effective Date"). The initial term (the "Initial Term" and together with all subsequent renewals, modifications and extensions thereof, the "Term") of this Lease as set forth in the Basic Lease Provisions shall commence on the Effective Date.

     1.2  Possession.  Tenant shall be entitled to possession of the Premises
          ----------
upon the Effective Date.

2.   RENT
     ----

     2.1  Annual Base Rent.  Commencing on the Rent Commencement Date, Tenant
          ----------------
shall pay to Owner the Annual Base Rent specified in the Basic Lease Provisions, in equal monthly installments on the first (1st) day of each calendar month, in advance. Rent for any period less than a full calendar month shall be pro rated.

     2.2  Additional Rent.  Owner shall pay all of the Building Operating
          ---------------
Expenses (defined below). The Building Operating Expenses for the calendar year 2000, adjusted for a full year shall be the Base Year Building Operating Expenses. The Building Operating Expenses for the Base Year and subseqent years will include those operating expenses that would have been paid or incurred by Owner had the Building been ninety-five percent (95%) rented and occupied. During periods of vacancy, the Premises Percentage will be grossed up from actual to adjusted as noted under paragraph 5 of the Basic Lease provision; however, notwithstanding anything to the contrary contained herein, Owner shall not be entitled to collect more than one hundred percent (100%) of the Building Operating Expenses. The Building Operating Expenses for the Base Year include fixed expense stops for certain expenses as follows: (i) electricity and gas at $.90 per square foot; (ii) real property taxes at $1.20 per square foot; and
(iii) janitorial services at $.70 per square foot (collectively, the "Base Year Operating Expense Pass-Throughs"). Tenant shall pay to Owner as "Additional Rent" Tenant's Premises Percentage of any excess of the actual costs of the Base year Operating Expense Pass-Throughs over the estimates of the Base Year Operating Expense Pass-Throughs. Following the first calendar year of the Term (the "Base Year"), Tenant shall pay Owner as "Additional Rent", Tenant's Premises Percentage of any increase in the Building Operating Expenses paid or incurred by Owner in excess of the Building Operating Expenses for the Base Year. All amounts payable by Tenant under this Section as Tenant's Premises Percentage of the Building Operating Expenses may be estimated by Owner in Owner's reasonable discretion, and shall be paid in equal monthly installments in advance with the monthly payment of Annual Base Rent. Each calendar year by March 31, Owner shall reconcile Tenant's payments of the Building Operating Expenses for the previous year to reflect actual expenses for that period. Tenant shall be given a credit against the next Building Operating Expenses payment(s) due from Tenant or, if the Term of the Lease has expired, a refund, for any overpayment. A copy of the reconciliation shall be furnished to Tenant when completed. If the amount paid by Tenant for that year is less than Tenant's Premises Percentage of the Building Operating Expenses, Tenant shall pay to Owner the deficit by June 1 of that year. If the amount paid by Tenant for that year is more than Tenant's Premises Percentage of the Building Operating Expenses, Owner shall pay to Tenant the excess by June 1 of that year. Appropriate adjustment shall be made for any period of less than one (1) full year, and Tenant's obligation to pay any shortage or Owner's obligation to refund any

OFFICE LEASE AGREEMENT - 1
Drafted: January 6, 2000
overage shall survive the expiration or other termination of this Lease. In this Lease, the term "Rent" shall include Annual Base Rent and Additional Rent.

          2.2.1  Building Operating Expenses.  The term "Building Operating
                 ---------------------------
Expenses" as used in this Lease shall include all of Owner's costs of operation, repair, replacement and maintenance of the Building except for (i) the Building's structural components, including side walls and structural roof components; and (ii) those exclusions set forth in Section 2.22. Except as otherwise provided herein, Building Operating Expenses shall include, but not be limited to, the following costs: real and personal property taxes levied against the Building or the Premises, and Owner's reasonable expenses in contesting any such taxes by appropriate legal proceedings; water, waste disposal and sewer charges for the Building, including the Premises and the Common Areas; insurance premiums (provided, Owner may reasonably allocate premiums for "blanket" insurance policies which insure other properties as well as the Building); electricity, gas and other utility services used in connection with the operation of the Common Areas lighting; janitorial, maintenance and repair with respect to the Building, including the Premises, the Common Areas and the signage not installed by a tenant; general maintenance, repair and replacement of the equipment, components, facilities and improvements in the Building (including the roof membrane) and the Common Areas; renovations to the Common Area; landscaping maintenance and replacement; parking lot maintenance, upkeep, repair and seal-coating and replacement (provided seal coat or replacement shall not initially occur before the 5th year and thereafter not more frequently than every three (3) years), policing, sweeping and cleaning, painting, restriping, snow removal and ice treatment.

          2.2.2  Exclusions from Building Operating Expenses.  Expenses shall
                 --------------------------------------------
not include (a) all costs incurred in connection with or directly related to the original construction (as distinguished from operation and maintenance) of the Building or any expansion thereof; (b) interest or any payments on any financing for the Building; (c) cost of correcting defects in, or any inadequacy of, the design or construction of the Building or repair and replacement of any of the original materials or equipment required as a result of such defects or inadequacies; (d) any expense resulting from the negligence of Owner, its agents, servants or employees; (e) the cost of any repair to remedy the damage caused by or resulting from the negligence of any other tenants in the Building;
(f) reserves for anticipated future expenses; (g) legal and other fees, leasing commissions, so-called "take-over" or "buy-out" obligations, advertising expenses and other costs incurred in connection with development or leasing of the Building or future releasing of the Building; (h) any items for which Owner is reimbursed by insurance or otherwise compensated, including direct reimbursement by any tenant; (i) any bad debt loss, rent loss or reserves for bad debts or rent loss; (j) the cost (or any depreciation or amortization thereof) of any alterations, additions, changes, replacements, improvements, repairs, fixtures and equipment and any other items which under generally accepted accounting principles consistently applied as pertaining to the real estate industry are properly classified as capital expenses; provided however Owner may expense in the current year such items or categories of items which are less than $5,000 per year and may include the portion of capital expenditures which would be includable in the current year if such expenditures were amortized over the normal useful life of such repairs or replacements which would otherwise be classified as a capital expenditure; (k) the cost of providing improvements within the premises of any other tenant in the Building at any time; (l) all interest on penalties incurred as a result of Owner's failing to pay any bill as the same shall become due; (m) any and all costs associated with the operation of the business of the entity which constitutes Owner, which costs are not directly related to the operation, management, maintenance and repair of the Building (by way of example, without limiting the foregoing, the formation of the entity; internal

OFFICE LEASE AGREEMENT - 2
Drafted: January 6, 2000
accounting and legal matters including but not limited to preparation of tax returns and financial statements and gathering of data therefore; costs of defending any lawsuits (including, without limitation, expenses and legal fees incurred in enforcing leases against tenants); costs of selling, syndicating, financing, mortgaging or hypothecating any of Owner's interest in the Building; and costs of any disputes between Owner and its employees); (n) rent payable under any superior lease; (o) all costs and expenses associated with the removal and clean up of asbestos, asbestos containing materials and petroleum or petroleum by-products, hazardous or toxic wastes or hazardous or toxic substances; (p) off-premises supervisory personnel or property manager(s); provided, however, that Owner may include the cost of field supervisors in the Building Operating Expenses; (q) Owner's maintenance and repair costs for the structural elements of the Premises under this Lease; and (r) expenses relating to vacant or vacated space, including, without limitation, utility and renovation costs. Notwithstanding anything to the contrary contained herein, fees for property management fees which are included in Building Operating Expenses shall not increase more than five percent (5%) per year, from the cost of $.80 per square foot for the Base Year.

          2.2.3  Disproportional Utility Charges.  The Owner and Tenant shall
                 -------------------------------
each have the right to perform energy audits and/or separately meter or measure the Tenant's usage and consumption of the utilities and services described above. If the Tenant uses or consumes a disproportionate amount of such utilities and/or services due to the nature of the Tenant's use of the Premises, or the use by the Tenant of the Premises beyond the normal operating hours for the Building, the Tenant shall be obligated to pay to the Owner the additional Building Operating Expenses resulting therefrom. Owner and Tenant agree that the energy usage in the Lynx building shall serve as a standard of comparison for energy audits under this Section. If Tenant pays for any of its utilities directly, Tenant's Premises Percentage of the Building Operating Expenses shall be adjusted to reflect that such utility costs are directly paid by Tenant.

          2.2.4  Services Performed By Affiliates.  Owner represents and
                 --------------------------------
warrants that the charges for any services provided by affiliates, related or designated parties of Owner which are included in Building Operating Expenses shall be reasonable, customary and competitive with charges for similar services of independent contractors in the area where the Building is located.

          2.2.5  Right to Audit.  Tenant shall have the right, but not more than
                 --------------
once per year on reasonable prior notice to Owner, to inspect, examine and make copies of Owner's books, records and computations with respect to Building Operating Expenses and Owner shall retain such books, records and computations for at least three (3) years following the period to which they relate. In the event of any overpayment by Tenant, Owner shall, within twenty (20) days after demand, refund the amount of overpayment to Tenant with interest thereon at the lesser of twelve percent (12%) per annum or the highest interest rate allowed by applicable law, from the date of overpayment to the date refunded. Alternatively, in the event of any overpayment by Tenant, Tenant shall be entitled to offset such excess against payments becoming due as additional rent. If the audit discloses a discrepancy in excess of three (3%) percent, Owner shall be obligated to pay Tenant's costs associated with such audit, which shall not exceed Two Thousand Five Hundred and No/100ths Dollars ($2,500.00). If the audit does not disclose a discrepancy in excess of three percent (3%), Tenant shall be obligated to pay Owner's costs associated with such audit, which shall not exceed Two Thousand Five Hundred and No/100ths Dollars ($2,500.00).


OFFICE LEASE AGREEMENT - 3
Drafted: January 6, 2000

          2.2.6  No Duplication.  There shall be no duplication of costs,
                 --------------
charges or expenses anywhere in this Lease, including, without limitation, charges for utilities, HVAC, management fees, insurance, Taxes, Building Operating Expenses or depreciation.

          2.2.7  Overpayment During Final Lease Year.  Any overpayment by Tenant
                 -----------------------------------
of Building Operating Expenses, Taxes, insurance or any other charges concerning the final Lease Year of the term shall be refunded by Owner to Tenant within thirty (30) days of the expiration of the Lease Term.

          2.2.8  Income Applied to Building Operating Expenses.  Any income
                 ---------------------------------------------
received by Owner from other tenants of the Building or any other source in connection with the use or operation of the Common Areas (as opposed to Building Operating Expense payments from other tenants, or rent for other premises), less Owner's expenses in connection therewith, shall be applied to and reduce the Building Operating Expenses prior to determining Tenant's proportionate share. Notwithstanding anything to the contrary contained herein, de minimus income received by Owner for the location of courier service delivery/pick-up receptacles (such as Federal Express drop boxes), vending machines or similar amenities shall be excluded from this Section.

          2.2.9  Janitorial Service.  Notwithstanding anything to the
                 ------------------
contrary contained in this Lease, Tenant may, at its sole option, elect to directly provide for janitorial service for the Premises at its sole cost. If Tenant elects to directly provide for janitorial services for the Premises, Tenant's Premises Percentage of the Building Operating Expenses shall be adjusted to reflect that such janitorial service costs are paid directly by Tenant.

     2.3.  ADA Compliance.  In the event that Owner is required to alter,
           --------------
renovate or improve the Premises or the Common Area to comply with the ADA, or regulations promulgated thereunder, as a result of any alteration or addition to the Premises by Tenant or Tenant's violation of the ADA, or because of any rules or regulations applicable to any special uses of Tenant or the special needs of Tenant's employees or customers, the costs of the alterations, renovations and/or improvements to the Premises (and Tenant's Premises Percentage of such costs for the Common Area) which are required to comply with the ADA (the "ADA Renovation Costs") shall be reimbursed to Owner by Tenant as Additional Rent. Tenant's reimbursement of the ADA Renovation Costs for renovations to the Common Area, and areas of the Premises which would constitute general building improvements and which have not been specially improved for Tenant's use or requirements (for example, a cafeteria or areas with raised floors), shall be subject to amortization of such costs over the useful life of the alterations, renovations and/or improvements.

     2.4  Late Charges.  Tenant acknowledges that the late payment of Rent to
          ------------
Owner will cause Owner to incur unanticipated costs, the exact amount of which Owner cannot determine. Accordingly, if any monthly installment of the Base Rent, Additional Rent, or other sum payable by Tenant is not received by Owner within ten (10) days after its due date, Tenant shall pay to Owner a late charge equal to five percent (5%) of such overdue sums for each occurrence.

     2.5  Interest on Past Due Amounts.  In addition to any late charges, any
          ----------------------------
sums (including Rent) payable by Tenant to Owner under the terms of this Lease which shall be past due for a period of thirty (30) or more days, shall bear interest from the due date at twelve percent (12%) per annum.


OFFICE LEASE AGREEMENT - 4
Drafted: January 6, 2000

     2.6  Place of Payment.  Until otherwise directed by Owner in writing,
          ----------------
Tenant shall deliver all notices and pay all Annual Base Rent, Additional Rent, and other amounts due under this Lease to Owner at the address for Owner in the Basic Lease Provisions.

3.   TENANT'S OPTION TO RENEW
     ------------------------

     3.1  Renewal Periods.  Tenant shall have the option to renew the Term of
          ---------------
the Lease for two (2) renewal period(s) for a term of five (5) years each commencing immediately following the expiration of the then current Term subject to the terms, conditions, covenants and provisions of the Lease. The failure of Tenant to exercise any option for a renewal period in the manner and within the time herein provided shall terminate the rights of Tenant with respect to that renewal period and all subsequent renewal periods.

     3.2  Conditions to Renewal.  Tenant's right to exercise an option to renew
          ---------------------
the Term of the Lease shall be subject to the following conditions:

          (i) Tenant shall deliver to Owner a written notice exercising the option to renew the Term at least one hundred and twenty (120) days, but not earlier than one hundred eighty (180) days, before the last day of the then current Term.

          (ii) The Lease must be in full force and effect at the time the notice of Tenant's election to renew the Term is delivered to Owner and continuously thereafter until the last day of the then current Term.

          (iii) Tenant shall not be in default under any material provision of the Lease at the time Tenant delivers to Owner a notice of Tenant's election to renew the Term and continuously thereafter until the last day of the then current Term.

          (iv) If Tenant renews the Term of the Lease pursuant to this Section, Tenant shall continue to pay Owner as Additional Rent Tenant's Premises Percentage of any increase in the Building Operating Expenses paid or incurred by Owner in excess of the Building Operating Expenses for the Base Year.

     3.3  Rent for Renewal Periods.  The Annual Base Rent excluding Building
          ------------------------
Operating Expenses (computed using estimate of such Building Operating Expenses for the first year of the renewal period) for the first five (5) year renewal period shall be not less than $10.50 per square foot and not more than $11.40 per square foot of Net Rentable Area. The Annual Base Rent excluding Building Operating Expenses for the second five (5) year renewal period shall be not less than $11.40 per square foot and not more than $12.54 per square foot of Net Rentable Area. The Annual Base Rents for the renewal period shall be agreed in writing by Owner and Tenant at least ninety (90) days prior to the commencement of the then current renewal period. If Owner and Tenant are unable to agree upon an Annual Base Rent for the then current renewal period, the matter shall be submitted to binding arbitration to be conducted in accordance with the American Arbitration Association rules and held in Boise, Idaho. Owner and Tenant shall pay their respective costs incurred in such arbitration. Until the Annual Base Rent for the then current renewal period is agreed in writing, Annual Base Rent for the then current renewal period shall continue at the same Annual Base Rent in effect immediately prior to the then current renewal period, and the Lease shall continue as a month-


OFFICE LEASE AGREEMENT - 5
Drafted: January 6, 2000
to-month tenancy as provided in Section 20.5.

4.   PREMISES AND COMMON AREAS
     -------------------------

     4.1  Premises.  The Premises shall be deemed to be that portion of the
          --------
Building depicted in Exhibit A, extending from the top surface of the subfloor to the bottom surface of the ceiling above, but excluding any common access ways, pipes, ducts, conduits, wires and appurtenant fixtures serving another leased premises exclusively or in common with other parts of the Building. Subsequent to execution of this Lease and prior to Rent Commencement Date, Tenant shall have the right to verify Owner's calculation of the Net Rentable Area and Useable Area of the Premises as set forth in the Basic Lease Provisions. If such verification differs from Owner's calculation, a re-calculation of the of the applicable square footages shall be done by Pete Rockwell, AIA, with his calculation being final.

     4.2  Option to Expand.
          ----------------

          4.2.1     Expansion Area.  During the period commencing upon February
                    --------------
15, 2000 and concluding one hundred twenty days (120) thereafter (the "First Expansion Period"), Tenant shall have the right to first negotiate with Owner for Tenant's rental of that portion of the first floor of the Building depicted on Exhibit A-1 (the "Expansion Area"). Following the expiration of the
   -----------
Expansion Period, Tenant shall the right to first negotiate with Owner for Tenant's rental of the Expansion Area for an additional six (6) calendar months (the "Second Expansion Period"). If Tenant desires to continue its right to first negotiate for the rental of the Expansion Area during the Second Expansion Period, Tenant shall so notify Owner prior to the expiration of the First Expansion Period and Tenant shall pay to Owner the sum of $.50 per square foot of rentable area in the Expansion Area for each month during the period from the commencement of the Second Expansion Period until the earlier of: (a) the expiration of the Second Expansion Period; (b) the date of Tenant's waiver of its right to first negotiate for the rental of the Expansion Area; or (c) the date of Tenant's rental of all or a portion of the Expansion Area.

          4.2.2     Other Buildings within Blackeagle Center.  During the
                    ----------------------------------------
Initial Term and first renewal period (if Tenant exercises its option to renew), Tenant have the right to first negotiate with Owner for Tenant's rental of space within the Pintail Center building (to be comprised of approximately 60,000 square feet), the Osprey Place building (to be comprised of approximately 10,500 square feet) and the Whitetail Place building (to be comprised of approximately 14,200 square feet). Within ten (10) days of obtaining a building permit for each of said buildings, Owner shall provide Tenant with written notice of the receipt of the building permit and the proposed rent, tenant improvements and other material terms Owner would propose for Tenant. Similarly, if a vacancy is projected to occur within the Building or such other buildings listed above, Owner will provide Tenant with written notice of such projected vacancy and the applicable proposed rental terms ninety (90) days prior to such vacancy. Tenant shall have forty-five (45) days from the date of such notice for new buildings and thirty (30) days for building vacancies to exercise its right to first negotiate for rental of space from Owner.

          4.2.3     Generally.  To exercise any right to first negotiate with
                    ---------
Owner for rental of space granted in this Lease, Tenant must deliver a letter of intent to Owner within the periods specified in Section 4.2. Notwithstanding anything to the contrary contained herein, once exercised, any and all of Tenant's rights to first negotiate with Owner for rental of space shall continue so long as Tenant proceeds in good faith negotiations with Owner, but in no


OFFICE LEASE AGREEMENT - 6
Drafted: January 6, 2000
event for more than sixty (60) calendar days from Tenant's delivery of its letter of intent. Tenant's right to first negotiate for rental of space from Owner, other than space in newly constructed buildings, shall be applicable to all space adjacent to areas then leased by Tenant and for space in excess of Two Thousand Five Hundred (2,500) square feet whether or not such space is adjacent to areas then leased by Tenant.

     4.3  Common Areas.  Subject to reasonable written rules (the "Building
          ------------
Rules") from time to time made by Owner and delivered to Tenant, Tenant shall have the right in common with Owner and other tenants to use the following (the "Common Areas"):

     (i)   Building Common Area. The common pipes, stairways, accessways, ducts,
           --------------------
           conduits, wires and appurtenant equipment serving the Premises.

     (ii)  Floor Common Area. If the Premises include less than the entire gross
           -----------------
           leasable area, the common lobbies, hallways, lavatories and other common facilities.

     (iii) Land Common Area.  Common walkways, sidewalks and driveways
           ----------------
           necessary for access to the Building, landscaping and the parking lot appurtenant to the Building.

     A copy of the current Building Rules is attached as Exhibit D.

     4.4  Owner's Reserved Rights in Common Areas.  Upon at least three (3)
          ---------------------------------------
days' prior notice to Tenant, Owner may without unreasonable interference with Tenant's occupancy, install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas.

     4.5  Parking. Owner shall provide Tenant with parking adjacent to the
          -------
Building at a ratio of 6.7 parking spaces per 1,000 square feet of Useable Area in the Premises, rounded up to be next whole number. Owner represents and warrants that the amount of parking stalls is sufficient to comply with the number of parking stalls required by the local zoning ordinances to which the Building is subject. Such parking shall be provided at no additional charge to Tenant. At Tenant's request, Owner shall make reasonable efforts to secure additional parking at a cost mutually agreeable to Owner and Tenant.

     4.6  Roof Access.  Owner shall provide Tenant with space on the Building's
          -----------
roof and/or subroof for Tenant's equipment, comprised of approximately one (1) to two (2) satellite dishes (each not exceeding four (4) feet in diameter) and a timing beacon. Such space shall be provided at no additional cost to Tenant. Tenant shall be entitled to roof access in order to install, repair and maintain such equipment. Tenant shall comply with the specifications of the roof manufacturer and/or installer when installing and maintaining equipment on the roof of the Building.

     4.7  Controlled Access.  Owner shall provide Tenant with an ADA compliant
          -----------------
point of access to the Premises which Tenant may use to control access to the Premises.


OFFICE LEASE AGREEMENT - 7
Drafted: January 6, 2000

     5.   TENANT IMPROVEMENT ALLOWANCE
          ----------------------------

     Owner agrees to provide Tenant with a cash allowance of Five Hundred Thirty-One Thousand Two Hundred and No/100ths Dollars ($531,200.00) based on Twenty-Five and No/100ths Dollars ($25.00) per square foot of Useable Area in the Premises ("Tenant's Cash Allowance") for the construction of these improvements set forth in Exhibit B. Owner agrees that Tenant's Cash Allowance shall be due and payable within thirty (30) days following Tenant's delivery to Owner of a certificate of occupancy (or its equivalent) for the Premises and properly executed lien waiver forms from each of the contractors performing more than Ten Thousand and No/100ths Dollars ($10,000.00) of Tenant's work. If Owner fails to pay Tenant's Cash Allowance as set forth above, then in addition to all other remedies available to Tenant hereunder as the result of a default by Owner at Tenant's option, Rent shall abate for that number of days equal to the quotient of the unpaid Tenant's Cash Allowance together with Accrued Interest (hereinafter defined) divided by the per diem Base Annual Rent and Additional Rent which is to be paid by Tenant rounded to the nearest whole number. For example, if the unpaid Tenant's Cash Allowance and Accrued Interest is Ten Thousand and No/100ths Dollars ($10,000.00) and the per diem Base Annual Rent and Additional Rent is equal to Five Hundred and No/100ths Dollars ($500.00), then Rent shall abate for 20 days beyond the Rent Commencement Date ($10,000.00 divided by $500.00 is equal to 20). For purposes hereof, the term "Accrued Interest" shall mean interest on the unpaid portion of Tenant's Cash Allowance at a rate equal to the lesser of (a) the maximum rate permitted by law, or (b) twelve percent (12%) from the date Tenant's Cash Allowance was required to be paid by Owner.

     6.   USE AND SIGNAGE
          ---------------

     6.1  Use.  Tenant shall use the Premises for the uses described in the
          ---
Basic Lease Provisions and related general office purposes only. Any proposed change in use by Tenant shall require the prior written consent of Owner. It shall not be unreasonable for Owner to withhold consent to a different use if it would (i) violate any restriction or exclusive right granted to another tenant or occupant of the Building, or entitle such other tenant or occupant to reduce its rent or terminate its lease, (ii) be in breach of any law, rule, regulation, ordinance, or restriction applicable to the Building; or (iii) require Owner to perform any alterations to the Premises or the Building by reason of any applicable law, code or regulation, unless Tenant agrees to pay for such alterations. Tenant's use of the Premises shall be in compliance with all statutes, ordinances, rules, regulations and laws applicable to the Building and the Premises and in a manner which shall not result in a nuisance to or unnecessary disturbance of other tenants of the Building. Tenant shall comply with all rules and regulations of the National Fire Protection Association, the applicable Fire Rating Bureau and any similar body. Tenant shall not maintain any item or do anything in or about the Premises, which would cause the increase of insurance rates for the Building or make such insurance unobtainable. If Tenant installs any electrical equipment which causes an overload on the electrical service to the Premises or the Building, Tenant shall pay for all necessary changes to comply with the requirements of insurers, the providing utility company and any governmental authorities having jurisdiction thereof. Tenant shall not use the Premises in any manner which would constitute waste.

     6.2  Exclusivity.  So long as Tenant is not in default of any material term
          -----------
or condition of this Lease, Owner shall not after the Effective Date lease space in the Building, Whitetail Place building, Osprey Place building or the Pintail Center buildings (the "Restricted Buildings") owned by Owner within the Blackeagle Center to any tenant that


OFFICE LEASE AGREEMENT - 8
Drafted: January 6, 2000
occupies more than one thousand (1,000) square feet and whose principal uses of such space are one or more of Tenant's Primary Uses as described in paragraph 10 of the Basic Lease Provisions which Tenant continues to be actively engaged in. A use shall not be a "principal use" for these purposes if the gross proceeds thereof constitute less than twenty percent (20%) of the gross revenues derived by a tenant from a premises in the Restricted Buildings. Existing tenants (including any renewals thereof) are not subject to the provisions of this
Section 6.2. If Owner violates this Section, Tenant may after providing Owner with written notice and an opportunity (not to exceed ninety (90) days) to cure such default, in addition to any other remedies provided herein or available under law or equity, elect to terminate this Lease in its sole discretion.

     6.3  Hazardous Waste and Material.  Tenant shall not cause or permit any
          ----------------------------
Hazardous Waste or Material (hereafter defined) to be brought upon, kept or used in or about the Premises or the Building by Tenant, or Tenant's employees, agents, contractors, licensees or invitees, in violation of law. Tenant agrees to indemnify, defend and hold Owner and Owner's partners, members, officers, directors, employees, and agents harmless from and against any claim, liability, damage, judgment, penalty, fine, cost, loss or expenses, which arise from or relate to the breach by Tenant of the prohibition herein contained and which arise during or after the Lease Term as a result of said breach.

     As used herein, the term "Hazardous Waste or Material" means any hazardous or toxic substance, material or waste, including without limitation, any material, waste or substance which is or becomes regulated by any local governmental authority, the State of Idaho or the United States Government or which is (i) defined as a "hazardous substance" under any federal, state or local law, ordinance or regulation, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to (S)311 of the Federal Water Pollution Control Act (33 U.S.C. (S)1321), (v) defined as a "hazardous waste" pursuant to (S) 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et. Seq. (42 U.S.C. (S) 6903), or the Idaho Hazardous Waste Management Act of 1983, Title 39, Chapter 44, Idaho Code, (vi) defined as a
                                              ----------
"hazardous substance" pursuant to (S) 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601, et seq., Toxic Substances Control Act, 15 U.S.C. (S) 7401, et. Seq.; the Clean Water Act, 33 U.S.C. (S) 1251, et. Seq.; or (vii) defined as a "regulated substance" pursuant to subchapter IX, Solid Waste Disposal Act (regulation of under ground storage tanks), 42 U.S.C. (S) 6991, et. seq.

     6.4  Signage.  Tenant, utilizing Tenant's sign contractor as approved by
          -------
Owner in its reasonable discretion, and at Tenant's expense, shall be allowed to place one sign fascia on the exterior of the Building and the Building's lobby pursuant to the standard configuration and design for the Building, as set out on the Sign Exhibit (Exhibit C). Tenant shall be responsible for maintaining and repairing Tenant's sign fascia in good condition, at Tenant's expense. In addition, Tenant may place lettering on the front door or entrance to the Premises identifying Tenant's business and address. Tenant shall not display any other banners, or signs within the Premises which are visible from outside the Building without prior written consent of Owner. Upon termination of this Lease, Tenant shall remove all of Tenant's signs and sign fascia at Tenant's sole cost and expense.

     7.   UTILITIES AND SERVICES

     7.1  Owner's Obligations.    The Owner shall provide all maintenance
          -------------------
services with respect to the structural elements, exterior walls and structural roof components (excluding the roof membrane) of the Building, the Common Areas, the landscaped areas outside the


OFFICE LEASE AGREEMENT - 9
Drafted: January 6, 2000

Building, and the parking lot and sidewalks. The Owner shall also provide janitorial services for the Building, including the Common Areas and the Premises, at least once a day Monday through Friday, federal holidays excluded. In addition, the Owner shall pay the cost of utilities for the Building, including the Premises, subject to the obligation of Tenant to reimburse Owner for Tenant's Premises Percentage of the Building Operating Expenses as provided in Section 2.2, above. The Owner shall not be liable for any failure to furnish or the limitation on furnishing any of the services specified in this Section when such is the result of accidents, strikes, lockouts, government action, shortages or conditions beyond the Owner's reasonable control, and Tenant shall not be entitled to any damages nor shall any such failure relieve the Tenant of the obligation to pay the full rent under this Lease or constitute a constructive or other eviction of Tenant.

     7.2  Tenant's Obligations.  The Tenant shall pay the cost for all
          --------------------
telephone services and security systems, if any, and any other service required by the Tenant, which service is not provided by the Owner for the entire Building. In addition, Tenant shall pay Tenant's Premises Percentage of the Building Operating Expenses as provided in Section 2.2, above.

     8.   MAINTENANCE AND REPAIR
          ----------------------

     8.1  Owner's Obligations. The Owner shall repair and maintain the
          -------------------
Building and Common Areas, including all plumbing, air conditioning, heating and base Building electrical systems serving the Premises, but excluding any Tenant Improvements completed by Tenant which are described in Exhibit B, with the costs and expenses related thereto to be included in the Building Operating Expenses pursuant to Section 2.2, above. The Owner shall be liable for failure to make repairs or perform maintenance if the same shall persist for more than ten (10) days after written notice of the need for repairs or maintenance is given to the Owner by the Tenant.

     8.2  Tenant's Obligations.  Tenant shall be responsible for maintaining
          --------------------
the carpeting and floor coverings, light bulbs and ballasts, wall coverings and moldings in the Premises including Tenant Improvements completed by Tenant which are described in Exhibit B, subject to normal wear and tear and damage by casualty. If Tenant shall fail to maintain the Premises in accordance with this Section within thirty (30) days of Tenant's receipt of written notice from Owner, Owner may, at its option, enter the Premises and place the Premises into said condition and state of repair. In such event, Tenant shall pay or reimburse Owner for the costs thereof on demand. Owner shall not be liable for any failure to make such repairs or to perform such maintenance.

     9.   TAXES
          -----

     9.1  Real Property Taxes.  Owner shall pay all ad valorem and real
          -------------------
property taxes levied and assessed against the Building, subject to the obligation of Tenant to reimburse Owner for Tenant's Premises Percentage of the Building Operating Expenses as provided in Section 2.2, above.

     9.2  Personal Property Taxes.  Tenant shall pay, prior to delinquency,
          -----------------------
all personal property taxes and assessments levied and assessed against Tenant's personal property, including equipment, inventory, floor, ceiling and wall coverings, furniture and trade fixtures kept or used on or installed in the Premises, fixtures, equipment, inventory, and other property.


OFFICE LEASE AGREEMENT - 10
Drafted: January 6, 2000

     10.    INSURANCE
            ---------

     10.1   Comprehensive Liability Insurance.  Tenant shall purchase and
            ---------------------------------
maintain in force with an insurance carrier acceptable to Owner a policy of commercial general liability insurance covering the activities of Tenant in connection with the Premises, having a combined single limit of not less than $1,000,000.00 per person and per occurrence and property damage liability insurance with a limit of not less than $500,000 per accident or occurrence.
The insurance shall insure against liability of Tenant and Owner with respect to the Premises and any other portions of the Building (including the Common Areas) used or useable by Tenant. Not more frequently than every five (5) years during the Term of this Lease, if, in the opinion of Owner based on industry and local standards, the amount of general liability and property damage insurance required to be provided by Tenant is at that time not adequate, Tenant shall increase the insurance coverage as reasonably determined by Owner to be adequate.

     10.2   Personal Property Insurance.  Tenant shall purchase and maintain in
            ---------------------------
force insurance covering all of Tenant's furniture and fixtures, machinery, equipment, inventory, and other personal property owned and used in Tenant's business and found in, on, or about the Premises or the Building in an amount not less than eighty percent (80%) of the full replacement cost. All policy proceeds will be used for the repair or replacement of the property damaged or destroyed regardless of the causes of such damage; however, if this Lease ceases under the provisions of Section 14, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery, equipment, inventory, and any other personal property.

     10.3   Owner's Insurance.  Owner shall purchase and maintain in force
            -----------------
casualty insurance on the Building (excluding Tenant's Property but including the Tenant Improvements described in Exhibit B) against damage by fire and the perils now specified in the most current standard extended coverage endorsement in an amount equal to the full replacement value of the Building. Owner shall also purchase and maintain in force a policy of commercial general liability insurance covering the activities of the Building's tenants having a combined single limit of not less than $2,000,000 per person and per occurrence and property damage liability insurance with a limit of not less than $500,000 per accident or occurrence. Owner's cost for the insurance provided under this Section shall be included in the Building Operating Expenses described in
Section 2.2, above. Upon completion of the Tenant Improvements, Tenant shall advise Owner of the total cost of the Tenant Improvements in order for Owner to obtain the insurance required under this Section.

     10.4   Policy Form.  All policies of insurance provided for herein shall be
            -----------
issued by insurance companies rated A+, Class VI, or better in Best's Key Rating Guide and qualified to do business in the State of Idaho. All insurance required to be furnished by Tenant shall be on forms and with loss payable clauses satisfactory to Owner naming Owner and any persons, firms, or corporations designated by Owner as additional insureds as their interests may appear, and copies of policies of such insurance or certificates issued by the insurance company evidencing the existence and amounts of such insurance shall be delivered to Owner by Tenant at least thirty (30) days prior to Tenant occupying the Premises and from time to time within thirty (30) days after the expiration of the term of each such policy. All such policies maintained by Tenant will provide that they may not be terminated except after thirty (30) days' prior written notice to Owner. All policies of insurance provided by Tenant shall be written as primary policies, not contributing with or in excess of coverage which Owner may carry.


OFFICE LEASE AGREEMENT - 11
Drafted: January 6, 2000

     10.5   Failure of Tenant to Insure.  In the event the Tenant shall fail to
            ---------------------------
purchase and keep in force any of the insurance required of the Tenant in this Article, the Owner may, but shall not be required to, purchase and keep in force any of the insurance required of the Tenant in this Article, the Owner may, but shall not be required to, purchase and keep in force the same, in which event the Tenant shall pay to the Owner the full amount of the Owner's expenses with respect thereto, said payment to be made within fifteen (15) days after demand for such payment by the Owner.

     10.6   Waiver of Subrogation.  Owner and Tenant mutually waive their
            ---------------------
respective rights of recovery against each other for any loss to the extent insured or required to be insured by the terms of this Lease. Each party shall use reasonable efforts to obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance to the extent of the insurance proceeds paid or payable by reason of the injury or loss covered thereby.

     10.7   Non-Liability of Owner.  Notwithstanding anything to the contrary
            ----------------------
contained elsewhere in this Lease, Owner shall not be liable for any of the following unless caused by the gross negligence or willful misconduct of Owner:
(i) any damage to or loss, by theft or otherwise, of property of Tenant or of others located on the Premises, or (ii) injury or damage to real and personal property resulting from fire, explosion, sprinklers, falling plaster, steam, gas, electricity, water, rain, snow or leaks from the pipes, appliances, plumbing, street or subsurface, or from any other place or from dampness. Tenant shall give prompt notice to Owner in case of fire or accidents on or in the Premises or defects thereon or therein.

11.  INDEMNITY
     ---------

     11.1   By Tenant.  Tenant agrees to indemnify, defend, and hold Owner and
            ---------
Owner's members, shareholders, partners, directors, officers, employees, and agents harmless against all actions, claims, demands, costs, damages or expenses of any kind on account thereof including, without limitation, attorney's fees and costs of defense, which may be brought or made against Owner, by reason of the negligent or willful act or omission of Tenant and Tenant's employees, agents, contractors or invitees, or the failure of Tenant to fully and timely perform Tenant's obligations under this Lease or otherwise.

     11.2   By Owner.  Owner agrees to indemnify, defend, and hold Tenant and
            --------
Tenant's members, shareholders, partners, directors, officers, employees, and agents harmless against all actions, claims, demands, costs, damages or expenses of any kind on account thereof including, without limitation, attorney's fees and costs of defense, which may be brought or made against Tenant, by reason of the negligent or willful act or omission of Owner and Owner's employees, agents, contractors or invitees, or the failure of Owner to fully and timely perform Owner's obligations under this Lease or otherwise.

     12.    ALTERATIONS
            -----------

     12.1   Consent Required.  Tenant shall make no alterations, improvements or
            ----------------
additions (the "Improvements") in or about the Premises without the Owner's prior written approval other than those set forth in Exhibit B which are hereby approved. All approved Improvements shall be performed at the sole cost of Tenant in compliance with all applicable statutes, ordinances, codes and regulations and in a good and workerlike manner. Owner's


OFFICE LEASE AGREEMENT - 12
Drafted: January 6, 2000
consent as provided herein shall not constitute the appointment of Tenant as the agent of Owner with respect to the approved Improvements. Tenant shall timely perform, at Tenant's sole cost, in a good workerlike manner, all alterations and/or repairs to the Premises required by any federal, state or local building, fire, life-safety or similar law (including, without limitation, the Americans With Disabilities Act, as amended from time to time), ordinance, code or regulation adopted or amended after the Commencement Date of this Lease and applicable to the Premises, due to any alteration to the Premises performed by Tenant or a change in Tenant's use of the Premises, even though such alteration(s) and/or change in use may be consented to by Owner.

     12.2   Trade Fixtures.  Except as otherwise provided in Section 18, all
            --------------
trade fixtures, equipment and other personal property which are installed in the Premises by Tenant (collectively, "Tenant's Property"), shall remain the property of Tenant and, providing Tenant is not in default under this Lease, may be removed by Tenant at any time during the Term of this Lease, or thirty (30) days following the expiration or termination of this Lease.

     12.3   Liens Prohibited.  Tenant shall pay all costs for the work done by
            ----------------
or for Tenant on the Premises and Tenant shall keep the Premises and the Building free and clear of all liens of whatever kind or nature. Tenant shall indemnify, defend, and hold Owner harmless against any liability, loss, damage, cost, attorney's fees and all other expenses on account of any prohibited lien.

13.  REPRESENTATIONS AND WARRANTIES
     ------------------------------

     13.1 Owner's Representations and Warranties.  Owner represents and
          --------------------------------------
warrants, as of the date of the execution of this Lease, that to the best of Owner's knowledge, the following are true:

          (i) The HVAC system of the Building which operates the Premises, is comprised of individual five (5) ton, roof-mounted units, which are gas-fired with an output of one thousand (1,000) BTUs and capacity of two thousand (2,000) cubic feet per minute.

          (ii) The Building's base electrical system has a capacity of 120/208 volt, 3-phase service and two thousand five hundred (2,500) amps.

          (iii) The live load of the Premises' floor is eighty (80) p.s.f. and the dead load is eighty-four (84) p.s.f.

          (iv) Fiber optic service providers are available at Overland Street and a conduit is in place for fiber optic service to the Building.

          (v) The Building, including, without limitation, the Premises and the Common Area, are free of all Hazardous Waste or Material. Upon execution of this Lease by Owner and Tenant, Owner shall provide Tenant with the most recent Phase I environmental audit of the Building and/or the land upon which the Building is located.

     13.2 Indemnity.  Owner agrees to indemnify and hold Tenant harmless against
          ---------
all action, claims, demands, costs, damages or expenses of any kind existing from or related to any breach of or inaccuracy in the above representations and warranties.


OFFICE LEASE AGREEMENT - 13
Drafted: January 6, 2000

     14.     DAMAGE/EMINENT DOMAIN
             ---------------------

     If during the Lease Term the Premises or the Building, or any substantial part thereof, are damaged materially by fire or other casualty or a taking occurs through the exercise of the power of eminent domain such that more than thirty percent (30%) of the Building, Premises or the parking as required hereunder is destroyed, rendered untenantable or taken, this Lease shall terminate at Tenant's election exercised by a written notice delivered to Owner within thirty (30) days after Tenant has learned that the casualty or taking has occurred. If Tenant does not so terminate, Owner shall promptly commence to restore the Premises and/or Building and proceed thereafter with reasonable diligence. In no event shall Tenant have any right or interest in any insurance proceeds or damages payable by reason of the casualty or the taking, except for those sums awarded and/or paid to Tenant for loss of or damage to the physical property owned by Tenant. In the event of a termination of this Lease by Owner or Tenant hereunder, all Rent and other sums payable during the then current Term shall be prorated as of the date of such termination and all Rents for any remaining option or renewal periods shall be renegotiated at fair market values. In the event of a taking which permanently reduces the floor area of the Premises, the Annual Base Rent shall be proportionately reduced for the remainder of the Term of this Lease and Tenant's Premises Percentage shall be recalculated by dividing the reduced square footage of the Premises by the total reduced Building rentable area.

     15.     ASSIGNMENT AND SUBLETTING
             -------------------------

     Tenant may assign this Lease or sublet the whole or any part of the Premises. If Tenant assigns this Lease or sublets the Premises, Tenant shall remain liable to Owner for the full performance of Tenant's obligations

     16.     SUBORDINATION AND FINANCING
             ---------------------------

     Tenant agrees that at all times this Lease and Tenant's leasehold estate created hereby shall be subordinate to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed against Owner's interest in the Building or the Premises. Upon the request of Owner, Tenant agrees to execute and deliver such documents as may be required to effectuate such subordination. Subordination of Tenant's interest under this Lease shall be on the express condition that any holder of a mortgage, trust deed or other encumbrance to which this Lease or Tenant's leasehold estate created by this Lease which is to be subordinated agrees to provide Tenant with a non-disturbance and attornment agreement by which it will recognize and be bound by the terms of this Lease so long as Tenant is not in material default under this Lease. In the event Tenant shall fail, neglect or refuse to execute and deliver any such document within thirty
(30) days after receipt by Tenant of the document(s) to be executed by Tenant to effect such subordination, such failure shall be a material default of Tenant's obligations under this Lease. If the Building is subject to any mortgage, deed or trust or ground lease, then promptly after the execution hereof, Landlord will deliver to Tenant a non-disturbance and attornment agreement in reasonable and customary form from the holder of any such mortgage, deed of trust or ground lease.


OFFICE LEASE AGREEMENT - 14
Drafted: January 6, 2000

     17.    DEFAULT; REMEDIES
            -----------------

     17.1   Events of Default.  The occurrence of any of the following events
            -----------------
shall constitute a material default and breach of this Lease ("Event of Default") by Tenant:

          (i) Tenant fails to pay any installment of Rent within ten (10) days following its due date without the requirement of written notice of demand;

          (ii) Tenant fails to pay any other sum payable under this Lease within twenty (20) days after written demand therefore is delivered to Tenant unless a greater period for payment is expressly provided herein;

          (iii) The default by Tenant in the performance of any of Tenant's covenants, agreement or obligations hereunder (excluding a default in the payment of Rent or other monies due) which continues for thirty (30) days after written notice thereof is delivered to Tenant by Owner, or in the event the alleged default cannot be cured within a thirty (30) day period, to commence cure of the Event of Default and proceed diligently to cure such Event of Default;

          (iv)   A general assignment by Tenant for the benefit of creditors;

          (v) The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, or the filing of a voluntary or involuntary petition for reorganization or the filing of an involuntary petition by Tenant's creditors which remains undischarged for a period of sixty (60) days; or

          (vi) Tenant is the subject of a receivership, attachment or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereon.

     17.2   Owner's Remedies.  In the event of an Event of Default by Tenant,
            ----------------
Owner shall have all rights and remedies available at law or in equity. The rights, privileges, elections and remedies of Owner set forth in this Lease or allowed by law or equity are cumulative and the enforcement by Owner of a specific remedy shall not constitute an election of remedies and/or a waiver of other available remedies. In the event of a material default, Owner's remedies shall include, but not be limited to, the following:

          (i) Terminate this Lease by written notice on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant's right to possession of the Premises will cease and this Lease will be terminated, except as to Tenant's liability;

          (ii) Without further demand or notice, reenter and take possession of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being liable for prosecution, damage or otherwise and without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or other amounts payable under this Lease or as a


OFFICE LEASE AGREEMENT - 15
Drafted: January 6, 2000
               result of any preceding Event of Default;

        (iii) Without further demand or notice, cure any Event of Default, and charge Tenant as additional rent the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount so advanced at the lesser of twelve percent (12%) per annum or the highest interest rate allowed by applicable law, provided that Owner will have no obligation to cure any such default of Tenant;

        (iv) Bring suit or suits for the recovery of any damages, or for a sum equal to any installment or installments of Rent or other charges payable under this Lease. Additionally, if Tenant shall be in default of its obligations to pay installments of Annual Base Rent or other changes hereunder for more than ninety (90) days beyond any cure period provided in this Lease, then Owner shall have the right to recover from Tenant (in addition to past due Rent and other sums then owing) the total amount of Annual Base Rent which would be payable over the then remaining term of the Lease. Such amount shall be increased by the amount of Building Operating Expenses provided for in Section 2.2 of this Lease for each month then remaining in the term of this Lease, but shall be reduced by the amount of Building Operating Expenses which Tenant proves could reasonably be avoided by Tenant's vacancy. Such amount shall also be decreased by the amount of rental loss that Tenant proves could reasonably be avoided or mitigated by Owner. Nothing herein shall be construed as waiving Owner's obligation to mitigate damages from Tenant's default.

     Should Owner elect to reenter as provided in Section 17.2(ii) or should Owner take possession pursuant to legal proceedings or pursuant to any notice provided by law, Owner may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises in Owner's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and upon such commercially reasonable conditions and terms as Owner may so choose. No such reentry or taking possession of the Premises by Owner will be construed as an election on Owner's part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Owner under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Owner to terminate this Lease unless such notice specifically so states. Owner reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

     17.3  Certain Damages.  In the event that Owner does not elect to
           ---------------
terminate this Lease and takes possession, Tenant will pay to Owner monthly Rent and other sums as provided in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting Owner's reasonable expenses in connection with such reletting, including reasonable repossession costs, brokerage commissions, attorneys' fees and repair costs. Tenant will pay such Rent and other sums to Owner monthly on the day on which the monthly Rent would have been payable under this Lease if possession had not been retaken.


OFFICE LEASE AGREEMENT - 16
Drafted: January 6, 2000

     17.4  Remedies.  Any suit or suits for the recovery of the amounts and
           --------
damages set forth above may be brought by Owner, from time to time, at Owner's election, and nothing in this Lease will be deemed to require Owner to await the date upon which this Lease or the Term would have expired had there occurred no Event of Default.

     17.5  Owner's Default.  In the event of any default by Owner under this
           ---------------
Lease, Tenant will deliver to Owner written notice listing the reasons for Owner's default and Owner will have twenty (20) days following receipt of such notice to cure such alleged default or, in the event the default cannot reasonably be cured within a twenty (20) day period, to commence action and proceed diligently to cure such alleged default. In the event of an uncured Owner default, Tenant may elect to terminate this Lease, in addition to any and all remedies available at law or in equity.

     18.   SURRENDER OF PREMISES
           ---------------------

     Tenant shall provide Owner with written notice of Tenant's intention to surrender the Premises at least ninety (90) days prior to the expiration of this Lease. Within thirty (30) days of receipt of said notice, Owner shall evaluate the reusability of the Premises and provide Tenant with written notice of those items of the Tenant Improvements described in Exhibit B which Owner desires to be removed from the Premises. During the next sixty (60) days after Owner's notice, but in any event prior to the expiration of the Lease, Owner and Tenant shall agree in writing upon plans and establish costs to restore the Premises to the Building's standard conditions as set forth in Exhibit A-2, and Tenant shall use commercially reasonable efforts to obtain all governmental permits, licenses and approvals necessary for the restoration of the Premises. Following expiration of this Lease, Tenant shall have a maximum of sixty (60) days to remove Tenant's Property and those Tenant Improvements identified by Owner and restore the Premises to the Building's standard condition and configuration as set forth in Exhibit A-2, during which period Tenant shall not be obligated to pay Rent or any other charges hereunder.
     19.   ESTOPPEL CERTIFICATE
           --------------------

     Tenant and Owner shall, at any time within thirty (30) days' after delivery of written notice by the other party, execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, (ii) acknowledging that there are not, to the knowledge of the responding party, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if they are claimed, and (iii) containing any other certifications, acknowledgments and representations as may be reasonably requested by Owner or Tenant or the party for whose benefit such estoppel certificate is requested. Any prospective purchaser or encumbrance for the Premises or the Building may conclusively rely upon any such statement. Failure to deliver such statement within said time shall be conclusive that (a) this Lease is in full force and effect, without modification, (b) there are no uncured defaults in the requesting party's performance, (c) that not more than an amount equal to one (1) month's installment of the Annual Base Rent has been paid in advance, and (d) that such additional certifications, acknowledgments and representations as are requested under subsection (iii), hereof, are valid, true and correct. If Owner desires to finance or refinance the Premises, Tenant hereby agrees to deliver to any lender designated by Owner such financial statements of Tenant as are publicly filed, or if Tenant does not publicly file financial statements, Tenant shall deliver such financial


OFFICE LEASE AGREEMENT - 17
Drafted: January 6, 2000
statements as may be reasonably requested by any lender designated by Owner; provided, that Owner and its lender shall keep such financial information confidential.

20.  MISCELLANEOUS
     -------------

     20.1   Owner's Right of Entry.  Upon twenty-four (24) hours notice, Owner
            ----------------------
and Owner's authorized representatives shall have the right to enter the Premises at all reasonable times for the purposes of determining whether the Premises are in good condition, to serve any notice required or allowed under this Lease or to show the Premises to prospective brokers, agents, buyers or tenants.

     20.2   Quiet Enjoyment.  Owner agrees that Tenant, upon paying the Rent and
            ---------------
other sums payable by Tenant under this Lease and performing the other obligations of Tenant as set forth in this Lease, shall quietly have, hold and enjoy the Premises during the Term hereof.

     20.3   No Waiver.  The failure of Owner or Tenant to seek redress for a
            ---------
breach of this Lease or to insist upon the strict performance of any covenant or condition of this Lease shall not be deemed a waiver of such breach or of any future similar breach and the waiver by Owner or Tenant of any breach shall not be deemed a waiver of any past, present or future breach of the same or any other term, covenant or condition of this Lease.

     20.4   Notices.  Whenever any notice, approval, consent, request or
            -------
election is given or made pursuant to this Lease, it shall be deemed delivered when it is in writing and personally delivered or deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested and addressed to the party at the address set forth in the Basic Lease Provisions. Either party may change the address for notices by notice pursuant to this Section 20.4.

     20.5   Holding Over.  Except as otherwise provided in this Lease, if Tenant
            ------------
occupies the Premises or any part thereof after the expiration or earlier termination of this Lease, whether with or against the consent of Owner, such tenancy shall be month-to-month, and may be terminated at the end of any such monthly period by not less than thirty (30) days' written notice by Owner to Tenant. During the first one hundred twenty days (120) from the expiration or termination of the Lease of any holding over by Tenant, the Annual Base Rent shall be equal to the Annual Base Rent in force and effect for the last month of the Term prior to expiration or termination of this Lease. Following this one hundred twenty (120) day period, Annual Base Rent shall equal one hundred twenty-five percent (125%) of the Annual Base Rent previously in force and effect. Such month-to-month tenancy shall be subject to every other term, condition and agreement contained in this Lease, and no other terms or conditions.

     20.6   Attorney's Fees and Costs.  In the event of any controversy, claim
            -------------------------
or action being filed or instituted between the parties to enforce the terms and conditions of this Lease, or arising from the breach of any provision hereof, the prevailing party will be entitled to receive from the other party all costs, damages, and expenses, including reasonable attorneys' fees including fees on appeal and for bankruptcy proceedings, incurred by the prevailing party, whether or not such controversy or claim is litigated or prosecuted to judgment. The prevailing party will be that party who was awarded judgment as a result of trial or arbitration, or who receives a payment of money from the other party in settlement of claims asserted by that party.


OFFICE LEASE AGREEMENT - 18
Drafted: January 6, 2000

     20.7   Construction.  All parties have either (i) been represented by
            ------------
separate legal counsel, or (ii) have had the opportunity to be so represented. Thus, in all cases, the language herein shall be construed simply and in accordance with its fair meaning and not strictly for or against a party, regardless of which party prepared or caused the preparation of this Lease.

     20.8   Successors and Assigns.  This Lease shall be binding upon and shall
            ----------------------
inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties. Owner may assign this Lease to any purchaser of the Building without consent of Tenant. Tenant may only assign its interest in this Lease in accordance with the provisions of Article 15 of this Lease.

     20.9   Entire Agreement.  This Lease contains all covenants and agreements
            ----------------
between Owner and Tenant relating in any manner to the leasing, use and occupancy of the Premises and Tenant's use of the Building and other matters set forth in this Lease. No prior agreements or understandings pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Owner and Tenant.

     20.10  Severability.  If any term or provision of this Lease shall be
            ------------
determined by a court to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. It is the intention of the parties that if any provision in this Lease is capable of two constructions, then the provision shall be interpreted to have the meaning which renders it valid.

     20.11  Force Majeure.  Any prevention, delay or stoppage due to strikes,
            -------------
lockouts, labor disputes, court orders, acts of God, inability to obtain labor or materials or reasonable substitutes thereof, government restrictions, regulations or controls, hostile government actions, civil commotion, fire or other casualty and other causes except for availability of funds, beyond the reasonable control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage.

     20.12  No Recording.  Neither party shall record this Lease or any
            ------------
memorandum hereof, it being agreed that Tenant's possession of the Premises shall be adequate notice of Tenant's leasehold interest.

     20.13  Headings.  The article headings, title and captions used in this
            --------
Lease are for convenience only and are not part of this Lease.

     20.14  Exhibits.  All exhibits and appendices attached to this Lease are
            --------
incorporated into this Lease by this reference and become a part of this Lease as if set forth in their entirety herein.

     20.15  Time.  Time is of the essence of this Lease.  Unless otherwise
            ----
expressly provided, the word "day" means "calendar day" in this Lease and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining the time periods in this Lease.

     20.16  Brokers.  Owner acknowledges that Tenant has retained Colliers
            -------
International as the broker for this Lease. Owner agrees to pay Broker a fee of three percent (3%) of the gross rent of the Initial Term only as set forth herein, which fee shall be paid one-half


OFFICE LEASE AGREEMENT - 19
Drafted: January 6, 2000
within ten (10) days of the execution of this Lease by Owner and Tenant and one-half within ten (10) days of the Rent Commencement Date. If Tenant elects to expand the Leased Premises as provided in Section 4, Owner agrees to pay Broker a fee of three percent (3%) of the gross rent for such expansion space for the initial term only of Tenant's rental of such space as long as Broker represents Tenant as to this project.

     20.17  Accord and Satisfaction. No payment by Tenant, nor any writing
            -----------------------
accompanying any payment, shall be deemed an accord and satisfaction, and Tenant may make any payment without prejudice to Tenant's right to recover an overpayment or to pursue any other remedy provided in this Lease or available by law.

     20.18  Owner's Consent. Wherever in this Lease, Owner's consent, approval
            ---------------
or permission is required, such consent, approval or permission shall not be unreasonably withheld or delayed. Whenever, pursuant to this Lease, Tenant is required to pay estimated amounts to Owner, such estimates shall be reasonable.

     20.19  Reservation of Claims. Tenant shall have the right to reserve all
            ---------------------
claims against Owner, its successors and assigns arising prior to any transfer of Owner's interest under this Lease.

     20.20  Agreements for the Benefit of Tenant's Lender. Owner hereby
            ---------------------------------------------
irrevocably waives and releases any Owner's lien which Owner now has, or in the future may have, on Tenant's fixtures, furnishings, equipment, inventory and other personal property located within the Premises, whether such lien arises by statute, common law or otherwise. Owner agrees that Tenant may encumber its fixtures, furnishings, equipment, inventory and other personal property, so long as the same do not subject the Premises, the Building or other portion of either to any lien. Owner hereby grants to any holder of a perfected security interest in such property of Tenant (the "lienholder") access and a right of entry to the Premises during normal business hours to permit such lienholder the right to remove the property subject to its security interest from the Premises. Any such lienholder shall be a third party beneficiary of this provision of this Lease. Tenant and the lienholder shall be jointly and severally liable to repair any damage to the Premises caused by the lienholder's removal of property subject to its security interest.


                                 [end of text]

OFFICE LEASE AGREEMENT - 20
Drafted: January 6, 2000